Exhibit 99.1

Beyond Commerce Inc.

Unaudited Pro Forma Condensed Consolidating Financial Information

The unaudited pro forma condensed consolidating financial information included herein has been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission.

Pro forma adjustments are limited to the effects or events that are directly attributable to the transaction, factually supportable and for the statement of operations expect to have a continuing impact on the registrant.

The following unaudited pro forma condensed consolidating balance sheets are based on the historical unaudited and unreviewed balance sheets of Beyond Commerce, Inc (“BYOC”) and the audited Service 800, Inc. (“SR800”) as of December 31, 2018.  The following unaudited pro forma condensed consolidating statements of operations are based on the historical statements of operations of BYOC and the audited SR800 for the year ended December 31, 2018.

The Company closed this transaction on March 4, 2019 with Service 800, Inc. from the proceeds derived in the Discover Growth Fund LLC. The Company will entered into a stock purchase agreement (the “Purchase Agreement”) with Service 800, Inc. and Jean Mork Bredeson (sole stockholder of SR800) in which, the Company acquired all of the outstanding shares of SR800 for (i) $2,100,000 principal amount due at closing (ii) $2,100,000 in three year note payable with interest at the current LIBOR rate plus a spread of 2.96488% for the first year.

On August 7, 2018, BYOC entered into a securities purchase agreement (“SPA”) with Discover Growth Fund, LLC (“Discover”), pursuant to which BYOC issued a senior secured redeemable convertible debenture in the principal amount of $2,717,391 (of which $217,391 was retained by Discover as an original issue discount) (the “Debenture”), in exchange for $500,000 cash consideration and a promissory note issued by BYOC in the amount of $2,000,000 (the “Note”), which was funded on February 8, 2019 after the approval by the Securities & Exchange Commission of BYOC’s S-1 registration statement on February 7, 2019.  Pursuant to the terms of the SPA, we issued to Discover a warrant to purchase up to 16,666,667 shares of our common stock, exercisable beginning on the six (6) month anniversary from the date of issuance for a period of three (3) years at an exercise price of $0.15 per share (the “Warrant”).  The Debenture is subject to interest at a rate of 8.0% per annum and be converted into shares of the Company’s common stock at a price equal to the lower (i) $0.15 per share of common stock, and (ii) if there has never been a trigger event (as defined in the Debenture), (A) the average of the 5 lowest individual trades of the shares of common stock, less $0.01 per share, or following any such trigger event, (B) 60% of the foregoing.  Further, pursuant to the SPA we agreed to issue 2,500,000 shares of our common stock to Discover at close of the transaction, and that Discover would fund $2,000,000 in cash upon effectiveness of the Company’s registration statement registering the shares. The Discover transaction closed on August 16, 2018, at which time we were obligated to issue 2,500,000 shares of common stock to Discover.

The Discover Growth Fund LLC (the “Selling Stockholder”) was part of the Company’s registration statement to allow for the registration and sale of up to 57,986,543 shares of our common stock, par value $0.001 per share, consisting of: (i) 2,500,000 shares of common stock currently outstanding; (ii) 16,666,667 shares of common stock issuable upon exercise of outstanding warrants; and (iii) 38,819,876 shares of common stock issuable upon conversion of outstanding debentures (the “Resale Shares”). All of the Resale Shares will be held by the Selling Stockholder pursuant to that certain securities purchase agreement, dated August 7, 2018.

The BYOC unaudited pro forma condensed consolidating statement of operations for the year ended December 31, 2018 gives effect to the acquisition of Service 800 assets as if it had occurred on January 1, 2018.  The unaudited pro forma condensed consolidating balance sheets give effect to the acquisition of SR800 assets as if it had occurred on December 31, 2018.

The following unaudited pro forma condensed consolidating balance sheets as of December 31, 2018 and unaudited pro forma condensed statement of operations for the year ended December 31, 2018 are presented for illustrative purposes only and are not necessarily indicative of the financial position or operating results that would have been achieved, nor are they necessarily indicative of the future operating results.

BEYOND COMMERCE, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
December 31, 2018

	Beyond Commerce Inc.	Service 800, Inc.		Proforma Adjustments	Proforma Balance
ASSETS	(Unaudited & Unreviewed)
Current assets:
Cash & cash equivalents	$79,890	$59,690	1)	$2,000,000	$261,830
			3)	222,250
			2)	(2,100,000)
Accounts recievable, net	-	1,276,697		-	1,276,697
Prepaid expenses	-	37,079		-	37,079
Total current assets	79,890	1,373,466		122,250	1,575,606

Fixed assets, net	-	68,809			68,809
Intangible assets			2)	3,734,796	3,734,796

Deposit for investment in Service 800	572,000	-	2)	(572,000)	-
	$651,890	$1,442,275		$3,285,046	$5,379,211

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$79,834	$141,730		$-	$221,564
Accounts payable – related party	-	-		-	-
Other current liabilities	3,002,901	8,359		-	3,011,260
Accrued payroll & related items	1,924,395	254,711		-	2,179,106
Derivative liability	1,402,096	-	4)	3,140,433	4,542,529
Accrued payroll taxes	1,077,163	-		-	1,077,163
Short-term borrowings	257,761	271		-	258,032
Pursglove Judgment payable	5,758,322	-		-	5,758,322
Total current liabilities	13,502,472	405,071		3,140,433	17,047,976

Long- term borrowings, net	-	-	1)	2,217,391	2,350,000
			2)	2,100,000
			4)	(2,217,391)
			3)	250,000

Total liabilities	13,502,472	405,071		5,490,433	19,397,976

Commitments and Contingencies

Mezzanine Equity:
Preferred stock, $0.001 par value of 250,000,000 shares authorized and 220,000,000 and 250,000,000 shares issued and outstanding as of September 30, 2018 and December 31,2017, respectively	250,000	-		-	250,000
Shareholders Deficit:
Common stock, $0.001 par value, 1,100,000,000 shares authorized as of September 30, 2018 and 1,043,950,000 and 1,000,000,000 issued and outstanding as of September 30, 2018 and at December 31, 2017, respectively.	1,017,450	1,000	2)	(1,000)	1,017,450
Additional paid in capital	27,572,682	-		-	27,572,682
			2)	(1,036,204)
			4)	(923,042)
			3)	(27,750)
Accumulated deficit	(41,690,714)	1,036,204	1)	(217,391)	(42,858,897)
Total stockholders' deficit	(12,850,582)	1,037,204		(2,205,387)	(14,018,765)

Total liabilities and stockholders' deficit	$651,890	$1,442,275		$3,285,046	$5,379,211

See notes to pro forma statements.

BEYOND COMMERCE, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For theyear ended December 31, 2018

	Beyond Commerce Inc.	Service 800, Inc.		Proforma Adjustments	Proforma Balance
	(Unaudited & Unreviewed)
Revenues	$-	$4,931,417		$-	$4,931,417

Operating expenses
Cost of goods sold	-	1,527,302		-	1,527,302
Selling, general and administrative	226,882	926,605		-	1,153,487
Payroll expense	360,000	2,283,251		-	2,643,251
Depreciation	-	34,773		-	34,773
Professional Fees	1,173,929	69,060		-	1,242,989
Total operating expenses	1,760,810	4,840,991		-	6,601,801

Income (loss) from operations	(1,760,810)	90,426		-	(1,670,384)

Non-operating income (expense)
Interest expense	(820,996)	-	2)	(115,500)	(936,496)
Amortization of debt discount	(169,898)	-	5)	(27,750)	(197,648)
Foreign exchange loss	-	(8,240)		-	(8,240)
Derivative related expenses	(227,469)	-		-	(227,469)
Change in derivative liability	(245,099)	-	4)	(923,042)	(1,168,141)
Total non-operating income (expense)	(1,463,462)	(8,240)		(1,066,292)	(2,537,994)

Provision for income tax	-	(2,201)		-	(2,201)

Net income (loss)	$(3,224,273)	$79,985		$(1,066,292)	$(4,210,580)

Net income (loss) per common share-basic and diluted	$(0.00)				$(0.00)

Weighted average shares of capital outstanding – basic	1,008,065,890				1,008,065,890

Weighted average shares of capital outstanding – diluted	1,008,065,890				1,008,065,890
				.
See notes to pro forma statements.

Beyond Commerce, Inc.
Pro Forma Legend

1)	To record the securities purchase agreement with the Discover Growth Fund entered into on August 7, 2018.
Reflecting the OID senior secured redeemable convertible debenture in the principal amount of $2,717,391.30

2)	To record the Service 800 transaction reflecting the $2,100,000 Seller Note at 5.5% interest $2,100,000 in cash.
Upon a full analysis of the sundry assets and liabilities being acquired this number will be subject to change.

3)	To reflect an additional loan amount from an unrelated investor.

4)	To reflect the change in derivative liability from the issuance of the Discover Funds LLP debt.